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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------


                                  FORM 8-K
                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------


    Date of Report (Date of Earliest Event Reported):  December 27, 1996

                      MARVEL ENTERTAINMENT GROUP, INC.
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           (Exact Name of Registrant as Specified in its Charter)


                                  DELAWARE
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               (State or Other Jurisdiction of Incorporation)


            1-10779                                    94-3024816
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   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)

     387 PARK AVENUE SOUTH, NEW YORK, NY                       10016
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   (Address of Principal Executive Offices)                 (Zip Code)


                                212-696-0808
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)

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     ITEM 3. BANKRUPTCY OR RECEIVERSHIP
     ----------------------------------

          On December 27, 1996, Marvel Entertainment Group, Inc. (the "Company") and several of its subsidiaries, The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc. and Skybox International Inc. (together with the Company, the "Debtors"), filed voluntary petitions for reorganization (the "Petitions") with the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), procedurally consolidated as case numbers 96-2609 through -2077 (HSB). Panini S.p.A., Marvel Restaurant Venture Corp. and inactive subsidiaries of the Company did not commence a petition under the Bankruptcy Code.

          The Debtors filed the Petitions to implement a recapitalization including debt financing and equity contributions aggregating $525 million, and to ensure that the Company continues all business operations without interruption as it implements the recapitalization.

          Under the plan of reorganization filed on December 27 (the "Plan"), Andrews Group Incorporated, a parent corporation of the Company, ("Andrews Group"), will purchase from the Company a number of shares representing 80.8% of the Company's outstanding common stock, after giving effect to the transaction, for a purchase price of $365 million and such capital will be used to make Toy Biz, Inc. ("Toy Biz") a wholly-owned subsidiary of the Company. As part of the Plan, a syndicate of the Company's lenders has agreed to provide the Company with $160 million of new credit facilities to fund the Company's strategic investments and working capital requirements. Andrews Group has entered into stock purchase agreements with each of Isaac Perlmutter and Avi Arad to purchase an aggregate of approximately 13.7 million shares of class A common stock of Toy Biz owned by them for $14 per share in cash and an aggregate of $40 million in promissory notes. To effectuate the Plan, Andrews Group has entered into a merger agreement (the "Merger Agreement") with Toy Biz which provides for the purchase of the publicly held shares of Toy Biz's class A common stock for $22.50 per share. The Company expects that Andrews Group's rights under the Merger Agreement and the Stock Purchase Agreements will be assigned to the Company.

          In conjunction with the filing of the Petitions, a bank group has agreed to provide the Company with $100 million of debtor-in-possession financing. This debtor-in-possession financing is expected to ensure that the Company has sufficient liquidity to pay all current and expected trade and employee obligations and to meet all of its operating and investment needs
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     during the reorganization process.  The Company expects to repay the debtor-in-possession loan with the $160 million in new credit facilities to be entered into as part of the Plan. Prior to the filing of the Petitions, holders of senior secured claims governed by the Company's existing credit agreements, voted to accept the plan by requisite statutory majorities for class acceptance under the Bankruptcy Code. There can be no assurance that the Plan will be confirmed in its present form or that the transactions contemplated thereby will be consummated. The Plan and the related disclosure statement have been filed with the Bankruptcy Court.

          At present the Company is managing its business as debtor in possession subject to Court approval for certain actions.

          A copy of the press release issued by the Company on December 27, 1996, reporting the filing of the Petitions and related matters is filed as Exhibit 99.1.


          (c) Exhibits

          99.1 Press Release, dated December 27, 1996


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     SIGNATURES
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          Pursuant to the requirements of the Securities Exchange Act of
     1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               MARVEL ENTERTAINMENT GROUP, INC.

               By: /s/ STEVEN R. ISKO
               --------------------------------
               Name: Steven R. Isko
               Title: Vice President

     Date:     December 27, 1996

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                         EXHIBIT INDEX



Exhibit No.              Description
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99.1                     Press Release, dated December 27, 1996,
                         issued by Marvel Entertainment Group, Inc.





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